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                                                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-17379) of SeaChange International, Inc. of our report dated February 28, 1997, except for note 12, at to which the date is February 23, 1998 with respect to the consolidated financial statements of IPC Interactive Pte. Ltd., appearing in Amendment 1 to the Current Report in Form 8-K/A of SeaChange International, Inc. dated February 23, 1998.


/s/ Ernst & Young LLP

ERNST & YOUNG LLP


Walnut Creek, California
February 23, 1998